UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 27, 2024

INVO BIOSCIENCE, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-39701	20-4036208
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5582 Broadcast Court

Sarasota, Florida 34240

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (978) 878-9505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Common Stock, $0.0001 par value	INVO	The Nasdaq Stock Market LLC
(Title of Each Class)	(Trading Symbol)	(Name of Each Exchange on Which Registered)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (CFR §240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

INVO Bioscience, Inc. (the “Company”) is filing this Form 8-K/A to its Current Report on Form 8-K as originally filed with the Securities and Exchange Commission on April 1, 2024 (the “Original Filing”), solely to include Exhibit 5.1, which was inadvertently omitted from the Original Filing. No other changes have been made from the Original Filing.

Item 1.01 Entry into a Material Definitive Agreement.

On March 27, 2024, INVO Bioscience, Inc., a Nevada corporation (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Triton Funds LP (“Triton”), pursuant to which the Company agreed to sell, and Triton agreed to purchase, upon the Company’s request in one or more transactions, up to 1,000,000 shares of the Company’s common stock, par value $0.0001 per share, providing aggregate gross proceeds to the Company of up to $850,000. Triton will purchase the shares of common stock under the Purchase Agreement at the price of $0.85 per share. The purchase agreement expires upon the earlier of the sale of all 1,000,000 shares of the Company’s common stock or December 31, 2024.

Among other limitations, unless otherwise agreed upon by Triton, each individual sale of shares of common stock will be limited to no more than the number of shares of common stock that would result in the direct or indirect beneficial ownership by Triton of more than 9.99% of the then-outstanding shares of common stock. In addition, the total cumulative number of shares of common stock that may be issued to Triton under the Purchase Agreement may not exceed the requirements of Nasdaq Listing Rule 5635(d), except that such limitation will not apply in the event the Company obtains stockholder approval of the shares of common stock to be issued under the Purchase Agreement, if necessary, in accordance with the requirements of Nasdaq Listing Rule 5635(d).

The Purchase Agreement provides that the Company will file a prospectus supplement (the “Prospectus Supplement”) to its Registration Statement on Form S-3, which was declared effective on April 16, 2021 (File No. 333-255096) (the “Base Registration Statement”), covering the offering and sale of the shares of common stock to Triton pursuant to the Purchase Agreement. Triton’s obligation to purchase shares of common stock under the Purchase Agreement is conditioned upon, among other things, the filing of the Prospectus Supplement and the Base Registration Statement remaining effective.

The Purchase Agreement contains customary representations, warranties, and covenants by each of the Company and Triton. Actual sales of shares of common stock to Triton will depend on a variety of factors to be determined by the Company from time to time, including, among others, market conditions, the trading price of the common stock and determinations by the Company as to the appropriate sources of funding for the Company and its operations. Triton has no right to require any sales of shares of common stock by the Company but is obligated to make purchases of shares of common stock from the Company from time to time, pursuant to directions from the Company, in accordance with the Purchase Agreement. During the term of the Purchase Agreement, Triton has covenanted not to cause or engage in any short selling of shares of common stock.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 3.02 Unregistered Sale of Equity Securities.

On March 27, 2024, the Company sold to Triton private placement warrants to purchase up to 1,000,000 shares of our common stock at an exercise price of $2.00 per share.

The private placement warrants and the shares of common stock issuable upon the exercise of such warrants have not been registered under the Securities Act are not being offered pursuant to this prospectus supplement and the accompanying prospectus and are being offered pursuant to an exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder. Accordingly, the holder may only sell the private placement warrants and the shares of common stock issued upon exercise of the private placement warrants pursuant to an effective registration statement under the Securities Act covering the resale of those shares, an exemption under Rule 144 under the Securities Act or another applicable exemption under the Securities Act.

The following sets forth the material terms of the private placement warrants.

Exercisability. The private placement warrants will be immediately exercisable and will expire five years from the issuance date. The private placement warrants will be exercisable, at the option of each holder, in whole or in part by delivering to the Company a duly executed exercise notice and, at any time a registration statement registering the issuance of the shares of common stock underlying the private placement warrants under the Securities Act is effective and available for the issuance of such shares, or an exemption from registration under the Securities Act is available for the issuance of such shares, by payment in full in immediately available funds for the number of shares of common stock purchased upon such exercise. If a registration statement registering the issuance of the shares of common stock underlying the private placement warrants under the Securities Act is not effective or available, the holder may, in its sole discretion, elect to exercise the private placement warrants through a cashless exercise, in which case the holder would receive upon such exercise the net number of shares of common stock determined according to the formula set forth in the warrant.

Exercise Limitation. A holder will not have the right to exercise any portion of the private placement warrants if the holder (together with its affiliates) would beneficially own in excess of 9.99% of the number of shares of the Company’s common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the private placement warrants. However, the holder may increase or decrease such percentage, provided that any increase will not be effective until the 61st day after such election.

Trading Market Regulation. Until the Company has obtained stockholder approval of the purchase agreement and the private placement warrants, the Company may not issue any shares of common stock upon the exercise of the private placement warrants if the issuance of such shares, (taken together with the issuance of any shares held by or issuable to the holder under the Purchase Agreement or any other agreement with us) would exceed the aggregate number of shares which the Company may issue without breaching 523,344 shares (19.9% of the Company’s outstanding common stock) or any of the Company’s obligations under the rules or regulations of Nasdaq.

Exercise Price Adjustment. The exercise price of the private placement warrants is subject to appropriate adjustment in the event of certain stock dividends and distributions, stock splits, stock combinations, reclassifications or similar events affecting the Company’’s common stock and also upon any distributions of assets, including cash, stock or other property to our stockholders. If the Company receives stockholder approval for the issuance of the private placement warrants, the exercise price will be subject to adjustment if we issue additional shares of common stock at a price per share that is less than the exercise price then in effect.

Exchange Listing. There is no established trading market for the private placement warrants and the Company does not expect a market to develop. In addition, the Company does not intend to apply for the listing of the private placement warrants on any national securities exchange or other trading market.

Fundamental Transactions. If a fundamental transaction occurs, then the successor entity will succeed to, and be substituted for the Company, and may exercise every right and power that the Company may exercise and will assume all of the Company’s obligations under the private placement warrants with the same effect as if such successor entity had been named in the warrant itself. If holders of the Company’s common stock are given a choice as to the securities, cash, or property to be received in a fundamental transaction, then the holder shall be given the same choice as to the consideration it receives upon any exercise of the private placement warrants following such fundamental transaction.

Rights as a Stockholder. Except as otherwise provided in the private placement warrants or by virtue of such holder’s ownership of shares of the Company’s common stock, the holder of private placement warrants will not have the rights or privileges of a holder of the Company’s common stock, including any voting rights, until the holder exercises the warrant.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

4.1	Common Stock Purchase Warrant dated March 27, 2024, filed as Exhibit 4.1 to our Current Report filed with the Securities and Exchange Commission on April 1, 2024 and incorporated herein by reference.

5.1	Legal Opinion of Glaser Weil Fink Howard Jordan & Shapiro LLP

10.1	Purchase Agreement by and between INVO Bioscience, Inc. and Triton Funds LP dated as of March 27, 2024, filed as Exhibit 10.1 to our Current Report filed with the Securities and Exchange Commission on April 1, 2024 and incorporated herein by reference.

23.1	Consent of Glaser Weil Fink Howard Jordan & Shapiro LLP (included in Exhibit 5.1)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2024

INVO BIOSCIENCE, INC.

By:	/s/ Steven Shum
Steven Shum
Chief Executive Officer